HomeStreet, Inc. Schedules Fourth Quarter and Year-End 2013 Earnings Call for Tuesday, January 28, 2014

SEATTLE – January 6, 2014 – HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, January 28, 2014 at 1:00 p.m. ET. Mark K. Mason, President and CEO, will discuss fourth quarter and year-end 2013 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-888-317-6016 (1-855-669-9657 in Canada) shortly before 1:00 p.m. ET. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10037782.
The information to be discussed in the conference call will be available on the company's web site before the opening of the market on Tuesday, January 28, 2014.
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About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking and investment and insurance products and services in the Pacific Northwest, California and Hawaii. ir.homestreet.com.

Contact:
Terri Silver
HomeStreet, Inc.
(206) 389-6303
terri.silver@homestreet.com
http://ir.homestreet.com